UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Agreement and Plan of Merger, dated as of April 26, 2016 (the “Merger Agreement”), by and among ExamWorks Group, Inc., a Delaware corporation (“ExamWorks” or the “Company”), Gold Parent, L.P., a Delaware limited partnership (“Parent”), and Gold Merger Co, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), on July 27, 2016 (the “Closing Date”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect, wholly owned subsidiary of Parent (the “Surviving Company”).

In the Merger, each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (but excluding (i) shares held by the Company, Parent, or Merger Sub or any direct or indirect subsidiary of the Company or Parent, (ii) shares contributed to Parent by Richard E. Perlman, Executive Chairman of ExamWorks, James K. Price, Chief Executive Officer of ExamWorks, Wesley J. Campbell, President of ExamWorks, J. Miguel Fernandez de Castro, Chief Financial Officer of ExamWorks, and William A. Shutzer, a director of ExamWorks, and (iii) shares held by stockholders who have (x) not voted in favor of the Merger and adoption of the Merger Agreement or consented thereto in writing, (y) properly demanded appraisal of such shares in compliance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and (z) as of immediately prior to the Effective Time, neither effectively withdrawn nor lost the rights to such appraisal and payment under the DGCL (“Excluded Shares”)), was automatically canceled and converted into the right to receive $35.05 per share, in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

In addition, at the Effective Time:

i.

each then-outstanding vested option to purchase shares of Common Stock (whether or not vested, “Stock Options”) granted under the Company’s Amended and Restated 2008 Stock Incentive Plan, as amended (the “Stock Plan”), was cancelled and, with respect to each such Stock Option for which the holder has executed an award release agreement, in the form attached to the Merger Agreement as Exhibit C (an “Award Release Agreement”), converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Stock Option multiplied by (ii) the number of shares of Common Stock subject to such Stock Option, less any applicable withholding taxes, paid by the Surviving Company in accordance with standard practice;

ii.

each then-outstanding vested share of restricted Common Stock (whether or not vested, “Restricted Shares”) or vested award of restricted stock units corresponding to shares of Common Stock (whether or not vested, “RSU Awards” and, together with Stock Options and Restricted Shares, “Stock Awards”), in each case issued under the Stock Plan and after giving effect to any acceleration of vesting required in connection with the Merger, with respect to which the holder has executed an Award Release Agreement became fully vested so as to no longer be subject to any forfeiture or vesting requirements and was considered an outstanding share of Common Stock for purposes of the Merger Agreement, entitling the holder of any such Restricted Shares or RSU Awards to receive the Merger Consideration with respect thereto, less any applicable withholding taxes, paid by the Surviving Company in accordance with standard paractice; and

iii.

each unvested Stock Award, after giving effect to any acceleration of vesting required in connection with the Merger, was canceled and each holder thereof who has executed an Award Release Agreement became entitled to receive: (1) with respect to each cancelled Stock Option held by the holder, an amount in cash equal to the product of (A) the excess, if any, of the Merger consideration over the per share exercise price of such Stock Option multiplied by (B) the number of shares of Common Stock subject to such Stock Option (less any required withholding under applicable tax law); and (2) with respect to each cancelled share of Restricted Share and/or RSU Award held by the holder, an amount in cash equal to the product of (A) the Merger consideration multiplied by (B) the number of shares of Common Stock subject to the Restricted Stock and/or RSU Award (less any withholding required under applicable tax law); provided, however, such payments shall be held in an escrow account as set forth below.

Parent has deposited with SunTrust Bank, a Georgia banking corporation (the “Escrow Agent”), for the benefit of the holders of unvested Stock Awards and for payment through the Escrow Agent, cash sufficient to make the payments for unvested Stock Awards discussed above. The Escrow Agent will hold such escrowed funds in escrow pursuant to and in accordance with the Merger Agreement and an escrow agreement negotiated by the Company, Parent and the Escrow Agent. All escrowed funds shall be released to the applicable Stock Award holders in accordance with the original vesting schedule and other terms of such Stock Awards.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference to this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that trading of the Common Stock be delisted from the NYSE. The Company also requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the delisting of the Common Stock from the NYSE. The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of the Common Stock were automatically cancelled and, other than the Excluded Shares, converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Common Stock ceased to have any rights with respect thereto other than, except in the case of the Excluded Shares, the right to receive such consideration.

The information set forth under Items 2.01, 3.01, and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now an indirect, wholly owned subsidiary of Parent.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $2.2 billion, which was paid with cash, funded through a combination of (i) approximately $1.172 billion in equity financing obtained by Parent, and (ii) $1.12 billion in debt financing obtained by Parent, as contemplated in the Merger Agreement.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, each of J. Thomas Presby, Peter M. Graham, Peter B. Bach, and David B. Zenoff resigned as directors of the Company. No director resigned because of any disagreement with the Company on any matter relating to its operations, policies or practices. Following such resignations and, at the Effective Time, Richard E. Perlman, James K. Price, and William A. Shutzer remained directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety, and such amended and restated certificate of incorporation became the certificate of incorporation of the Surviving Company. A copy of such amended and restated certificate of incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

A copy of the press release issued by the Company announcing the consummation of the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated April 26, 2016, among ExamWorks Group, Inc., Parent, and Merger Sub.	Incorporated by reference to Exhibit 2.1 to ExamWorks Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2016

3.1	Amended and Restated Certificate of Incorporation of ExamWorks Group, Inc.	Electronically

99.1	Press Release, dated July 27, 2016	Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ExamWorks Group, Inc.

Date: July 27, 2016	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer and Senior Executive
Vice President

EXHIBIT INDEX

Exhibit	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated April 26, 2016, among ExamWorks Group, Inc., Parent, and Merger Sub.	Incorporated by reference to Exhibit 2.1 to ExamWorks Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2016

3.1	Amended and Restated Certificate of Incorporation of ExamWorks Group, Inc.	Electronically

99.1	Press Release, dated July 27, 2016	Electronically